October 25, 2017

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: Peregrine Industries, Inc.

Commission File Number 000-1061164

Dear Sir/Madam:

We have received a copy of, and are in agreement with, the statements being made by Peregrine Industries, Inc. in Item 4.01 of its Form 8-K dated October 25, 2017 regarding our firm. We have no basis to agree or disagree with other statements contained therein.

Sincerely,

/s/ McConnell & Jones LLP

828 Loop Central Drive, Suite 1000
Houston, TX 77081
Phone: 713.968.1600
Fax: 713.968.1601
WWW.MCCONNELLJONES.COM

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